EXHIBIT 99.1

I-FLOW CORPORATION	20202 Windrow Drive Lake Forest, CA 92630 (800) 448-3569 (949) 206-2700 Fax (949) 206-2600	FOR IMMEDIATE RELEASE

Investor Contact:		Company Contact:
Neil Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com		James R. Talevich Chief Financial Officer (949) 206-2700 www.iflo.com
I-Flow Announces Two Million Share Increase
in Common Stock Repurchase Plan
     LAKE FOREST, Calif., March 17, 2009 — I-Flow Corporation (NASDAQ: IFLO) announced today that its Board of Directors has authorized the repurchase of up to an additional two million shares of the Company’s common stock under the Company’s previously announced stock repurchase program, for a total of up to four million shares authorized for repurchase under the program. The Company also announced that it has entered into a pre-arranged stock repurchase plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “10b5-1 Plan”) to facilitate the stock repurchase program. Under the 10b5-1 Plan, the Company’s third-party broker has the authority to repurchase the Company’s shares in the open market or privately negotiated transactions in accordance with the terms of the 10b5-1 Plan.
     The stock repurchase program was also extended to February 28, 2010, unless terminated sooner by the Board of Directors. As of March 16, 2009, the Company had repurchased approximately 1,036,000 shares under the program, which was initially announced on February 26, 2008.
About I-Flow
     I-Flow Corporation is improving surgical outcomes by designing, developing and marketing technically advanced, low-cost drug delivery systems and innovative surgical products for post-surgical pain relief and surgical site care. For more information on I-Flow Corporation visit www.IFLO.com.
“Safe Harbor” Statement
     Statements by the Company in this press release and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates,” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; successful integration of the Company’s recent acquisition of AcryMed Incorporated and further development and commercialization of AcryMed’s technologies; potential inadequacy of insurance to cover existing and future product liability claims; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and Food, Drug and Cosmetic Act, and Medicare’s and the FDA’s concurrence with management’s subjective judgment on compliance issues, including those related to the recent FDA warning letter; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves or future impairment expenses; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this press release or elsewhere, should be considered in context with the various disclosures made by the Company about its business.
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